Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the use in Amendment No. 2 to this Registration Statement on Form S-1 (Registration No. 333-165828) of our reports dated February 22, 2010, except for the twelfth paragraph of Note 2, as to which the date is April 27, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/S/ PORTER KEADLE MOORE, LLP
Atlanta, Georgia
May 20, 2010